Exhibit 99.3

Transactions In Shares By Accounts Advised By Redwood Capital Management, LLC

Date	Action	Shares	Price
8/6/2026	SELL	25,605 (1)	$18.805 (2)
8/6/2026	SELL	136,649 (1)	$19.8791 (3)
8/11/2026	SELL	2,413 (1)	$19.00 (4)
8/12/2026	SELL	2,616 (1)	$19.0365 (5)
8/13/2026	SELL	1,826 (1)	$19.0036 (6)
8/17/2026	SELL	20,686 (1)	$19.0260 (7)
8/18/2026	SELL	175,734 (1)	$19.0324 (8)

(1)	The Subject Securities are directly held by certain funds (the "Redwood Funds") for which Redwood Capital Management serves as the investment manager. Each of (a) Redwood Capital Management, as the investment manager to the Redwood Funds with respect to the Subject Securities directly held by the Redwood Funds, (b) Redwood Capital Management Holdings, as the sole member of Redwood Capital Management, (c) Double Twins K, as the general partner of Redwood Capital Management Holdings, and (d) Mr. Kliksberg, as the managing member of Double Twins K, may be deemed to be the beneficial owner of the Subject Securities for purposes of Rule 16a-1(a) under the Securities Exchange Act of 1934, as amended. Each Reporting Person disclaims any beneficial ownership of the Subject Securities, except to the extent of any pecuniary interest therein.

(2)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.50 - $19.50. The reporting persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the "SEC"), upon request, full information regarding the number of shares bought at each separate price within the ranges set forth in this footnote.

(3)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.53 - $20.30. The reporting persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission the SEC, upon request, full information regarding the number of shares bought at each separate price within the ranges set forth in this footnote.

(4)	The price reported is a weighted average price. These shares were sold in multiple transactions at $19.00. The reporting persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares bought in each of the transactions at the price set forth in this footnote.

(5)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 - $19.17. The reporting persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares bought at each separate price within the ranges set forth in this footnote.

(6)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 - $19.07. The reporting persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares bought at each separate price within the ranges set forth in this footnote.

(7)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 - $19.20. The reporting persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares bought at each separate price within the ranges set forth in this footnote.

(8)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 - $19.30. The reporting persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares bought at each separate price within the ranges set forth in this footnote.

The Form 4 filings that were filed by the Reporting Persons on August 13, 2026 and August 19, 2026 and the Form 4/A filed by the Reporting Persons on August 7, 2026 are incorporated herein by reference.